Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES $25 MILLION DEBT PAYDOWN IN LINE WITH STATED FINANCIAL PRIORITIES

Holley committed to using strong free cash flow to continue deleveraging the balance sheet

BOWLING GREEN, KY – September 29, 2023 – Holley Inc. (NYSE: HLLY), the leading consumer platform for automotive performance enthusiasts, today announced it paid down $25 million in principal against its first lien term loan facility. Accretive to earnings, the paydown aligns with leadership’s commitment to reduce leverage against Holley’s balance sheet as it executes its operational improvement plan which includes restoring profitability, improving free cash flow, and optimizing working capital.

This debt reduction against Holley's first lien term loan facility was completed through an opportunistic repurchase of $14 million at a discount to par through late-September, while the remaining $11 million was a voluntary prepayment of the outstanding borrowing. A continued focus on working capital management combined with disciplined capital expenditures and strategic cost leadership, enabled both transactions to be completed using cash on hand.

“We are taking actions to create more financial flexibility so that we can deliver against our commitments, invest in our teammates, enhance our operations, optimize our acquisition platform, and deepen customer engagement,” said Matthew Stevenson, President and Chief Executive Officer, Holley. “Armed with leading brands, industry essential components and high-performance products, as well as loyal enthusiast customers, we are further cementing Holley’s path to restoring profitability.”

“Year to date, Holley’s team has delivered significantly improved cash flow with a vigilant focus on operational excellence,” said Jesse Weaver, Chief Financial Officer, Holley. “This $25 million debt paydown is directly in line with Holley’s commitment to prioritize near-term cash flow for debt reduction and position the company comfortably below amended covenant ranges.”

For more investor relations news, visit Holley’s website.

About Holley

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers a leading portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, statements regarding anticipated future benefits from debt reductions are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “continue,” “estimate,” “see,” “look,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition and maintenance of relationships with customers and suppliers; 2) the ability to hire or retain its management and key employees, including, but not limited to, the hiring of Mr. Stevenson; 3) costs related to Holley being a public company; 4) disruptions to Holley's operations, including as a result of cybersecurity incidents; 5) changes in applicable laws or regulations; 6) the outcome of any legal proceedings that may be instituted against Holley; 7) general economic and political conditions, including the current macroeconomic environment, political tensions and war (such as the ongoing conflict in Ukraine); 8) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 9) Holley’s estimates of its financial performance; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2023, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations Contact:
Ross Collins or Stephen Poe
Alpha IR Group
312-445-2870
HLLY@alpha-ir.com